Exhibit 99.1

Karuna Therapeutics Appoints David Wheadon, M.D., to its Board of Directors

Ed Harrigan, M.D., to step down from Karuna’s board and continue to serve on the Company’s scientific advisory board

BOSTON—DECEMBER 3, 2020— Karuna Therapeutics, Inc. (NASDAQ: KRTX), an innovative clinical-stage biopharmaceutical company committed to developing novel therapies with the potential to transform the lives of people with disabling and potentially fatal neuropsychiatric disorders, today announced the appointment of David Wheadon, M.D., to its Board of Directors. In addition, the Company announced that Ed Harrigan, M.D., will step down from the Board of Directors effective December 3, 2020. Dr. Harrigan will continue to serve as a member of the Company’s scientific advisory board.

“We are thrilled to welcome David to our Board of Directors,” said Steve Paul, M.D., chief executive officer, president and chairman of Karuna Therapeutics. “David is a distinguished pharmaceutical leader with an extensive background in regulatory affairs, global health policy and clinical strategy. His successful track record in drug development, including several important neuropsychiatric medicines, provides an invaluable perspective as Karuna advances to late-stage clinical development and continues to grow a pipeline of novel neuropsychiatric therapies.”

“I am proud to join the board of Karuna and work alongside a passionate team that is uniquely steeped in neuroscience, with first-hand experience developing medicines for those living with disabling psychiatric disorders,” stated Dr. Wheadon. “Karuna is entering an exciting phase in neuropsychiatric drug development, and I look forward to contributing to the Company’s efforts in delivering meaningful treatment advancements for those affected by psychiatric and neurological conditions.”

Dr. Wheadon is a trained physician and psychiatrist with more than 30 years of industry experience in clinical development, public policy and regulatory affairs. Most recently Dr. Wheadon served as Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance at AstraZeneca Pharmaceuticals. Prior to AstraZeneca, he held senior regulatory and clinical development leadership positions at Abbott, GlaxoSmithKline, Eli Lilly, the Juvenile Diabetes Research Foundation and the Pharmaceutical Research and Manufacturers of America (PhRMA). Dr. Wheadon is a board member of Assertio Holdings, Inc. He holds an A.B. in biology from Harvard College and an M.D. from Johns Hopkins University School of Medicine. He completed his fellowship training in psychiatry at Tufts New England Medical Center.

“Ed has provided invaluable guidance and contributions to the clinical and corporate growth of Karuna since joining shortly after the Company’s inception,” stated Dr. Paul. “The Karuna board and management team extend our profound thanks to Ed for his leadership during these instrumental and formative years, and we look forward to our continued partnership with Ed as a member of our scientific advisory board.”

About Karuna

Karuna is a clinical-stage biopharmaceutical company committed to developing and delivering first-in-class therapies with the potential to transform the lives of people with CNS disorders – which remain among the most disabling and potentially fatal disorders worldwide. Galvanized by the understanding that today’s neuropsychiatric patients deserve better, Karuna’s mission is to harness the untapped potential of the brain’s complex biology in pursuit of novel therapeutic pathways that will advance the standard of care. For more information, please visit karunatx.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations about the timing of advancing of our planned clinical trials and regulatory filings, our goals to develop and commercialize our product candidates, our identification of additional product candidates, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to obtain necessary funding, our ability to generate positive clinical trial results for our product candidates, the timing and scope of regulatory approvals, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, risks relating to business interruptions resulting from the coronavirus (COVID-19) pandemic, and other risks set forth under the heading “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Contact

Alexis Smith

518-338-8990

asmith@karunatx.com